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                                                                     Exhibit 4.3

                    ADVANTAGE BUSINESS SERVICES HOLDINGS INC.
                    -----------------------------------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of July 23,
                                              ---------
1999 by and among J. STOKES MAYFIELD ("Mayfield") and ADDIE M. RUTLEDGE ("Rutledge"), both of Rock Hill, South Carolina, Mayfield with an address of 1225 Meadow Lakes Road, P.O. Box 999, Rock Hill, South Carolina, 29732 (Mayfield and Rutledge being collectively referred to as the "Stockholders"); and ADVANTAGE BUSINESS SERVICES HOLDINGS, INC., a Delaware corporation located at 126 Merrow Road, P.O. Box 1330, Auburn, Maine 04211-1330 (the "Company"). The Company and the Stockholders are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS
                                    --------

     WHEREAS, the Parties have this day consummated a Purchase and Sale Agreement dated July 23, 1999, pursuant to which the Stockholders have been issued Common Stock of the Company (the "Advantage Shares"); and

     WHEREAS, the parties desire to agree upon the terms and conditions whereby either of the Stockholders would have the right to request the registration of their Advantage Shares and the Company would be obligated to provide for the registration of the Advantage Shares.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants, agreements and understandings herein contained, the Parties agree as follows:

     1. Piggyback Registrations.
        -----------------------

          (a) Right to Piggyback. Whenever the Company proposes to register any
              ------------------
of its securities under the Securities Act and the registration form to be used may be used for the registration of Advantage Shares (a "Piggyback
                                                         ---------
Registration"), the Company shall give prompt written notice to the Stockholders
------------
of its intention to effect such a registration and shall include in such registration all Advantage Shares with respect to which the Company has received written requests from the Stockholders for inclusion therein within 20 days after the receipt of the Company's notice.

          (b) Piggyback Expenses. The Registration Expenses of the Stockholders
              ------------------
shall be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration is
              ---------------------------------
an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such

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registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and
(ii) second, the Stockholders Advantage Shares requested to be included in such registration, pro rata among the holders of all of the Company's shares on the basis of the number of shares owned by all such holders.

          (d) Selection of Underwriters. If any Piggyback Registration is an
              -------------------------
underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the Company.

          (e) Other Registrations. If the Company has previously filed a
              -------------------
registration statement with respect to the Advantage Shares and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

     2. Holdback Agreements.
        -------------------

          (a) Neither of the Stockholders shall effect any public sale or distribution (including sales pursuant to Rule 144) of the Advantage Shares, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and the 180-day period beginning on, the effective date of any underwritten Piggyback Registration or other underwritten registered offering of Common Stock on behalf of Company shareholders (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and during the 180-day period beginning on, the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of at least 2% (on a fully-diluted basis) of the Company's Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     3. Registration Procedures. Whenever the Stockholders have requested that
        -----------------------
any Advantage Shares be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Advantage Shares, in accordance with the

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intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to the Advantage Shares and use its reasonable best efforts to cause such registration statement to become effective;

          (b) notify the Stockholders of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to the Stockholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Advantage Shares being sold;

          (d) use its reasonable best efforts to register or qualify such Advantage Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Advantage Shares owned by the Stockholders (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify the Stockholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Advantage Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Advantage Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers ("NASD") automated quotation system and, if listed on the NASD automated
  ----
quotation system ("NASDAQ"), use its best efforts to secure designation of all
                   ------
such Advantage Shares covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Advantage Shares and, without limiting

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the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Advantage Shares with the NASD;

          (g) provide a transfer agent and registrar for all such Advantage Shares not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Stockholders may reasonably request in order to expedite or facilitate the disposition of such Advantage Shares (including effecting a stock split or a combination of shares);

          (i) make available for inspection by the Stockholders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit the Stockholders to participate in the preparation of such registration or comparable statement to the extent necessary to comply with applicable securities laws and regulations and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (1) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

          (m) use its best efforts to cause the Advantage Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Advantage Shares; and

          (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Stockholders may reasonably request.

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     4. Registration Expenses.
        ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this
               ------------ --------
Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASDAQ.

          (b) In connection with each Piggyback Registration, the Company shall reimburse the Stockholders for the reasonable fees and disbursements of one counsel chosen by the Stockholders and subject to the approval of the Company, which shall not be unreasonably exercised.

          (c) To the extent Registration Expenses are not required to be paid by the Company, the Stockholders shall pay those Registration Expenses allocable to the registration of the Stockholders' securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     5. Indemnification.
        ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, the Stockholders against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Advantage Shares.

          (b) In connection with any registration statement in which a holder of Advantage Shares is participating, each selling Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the

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Company, its directors and officers and each Person who controls the Company
(within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     6. Participation in Underwritten Registrations. No Stockholder may
        -------------------------------------------
participate in any registration hereunder which is underwritten unless such Stockholder (a) agrees to sell such Advantage Shares on the basis provided in any underwriting arrangements approved by the Stockholders or (in the case of a primary registration on behalf of the Company) the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements provided that no Stockholder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holdees intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 5 hereof.

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     7. Miscellaneous.
        -------------

          (a) Selection of Investment Bankers. The selection of investment
              -------------------------------
banker(s) and manager(s) for any public offering or private sale shall be made by the Company.

          (b) No Inconsistent Agreements. The Company shall not hereafter enter
              --------------------------
into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Stockholders in this Agreement. To the extent that any provision of that certain Registration Rights Agreement dated as of February 10, 1998 is inconsistent with any provision of this Agreement, the Stockholders shall be deemed to have rights coextensive with those of the "Other Stockholders" under the former agreement.

          (c) Adjustments Affecting Advantage Shares. The Company shall not take
              --------------------------------------
any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Stockholders to include the Advantage Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of the Advantage Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (d) Remedies. Any Person having rights under any provision of this
              --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (e) Amendments and Waivers. Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company.

          (f) Successors and Assigns. All covenants and agreements in this
              ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          (g) Severability. Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (h) Counterparts. This Agreement may be executed simultaneously in
              ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

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          (i) Descriptive Headings: Interpretation. The descriptive headings of
              ------------------------------------
this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          (j) Governing Law. All issues and questions concerning the
              -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (k) Notices. All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company, the Investors and the Other Stockholders at the addresses indicated on the Notices Schedule attached hereto or to such other address or to the
    ----------------
attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (1) No Strict Construction. The parties hereto have participated
              ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                   *  *  *  *  *

                                       -8-

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        /s/ J. Stokes Mayfield
                                        ----------------------------------------
                                        J. Stokes Mayfield


                                        /s/ Addie M. Rutledge
                                        ----------------------------------------
                                        Addie M. Rutledge
                                                                    Stockholders


                                        ADVANTAGE BUSINESS SERVICES
                                        HOLDINGS, INC.


                                        By:/s/ Charles W. Lathrop, Jr.
                                           -------------------------------------
                                           Charles W. Lathrop, Jr.
                                           President and Chief Executive Officer

                                                                         Company

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